AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1996

                                                  REGISTRATION NO. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                            BLUE FISH CLOTHING, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                           --------------------------

                PENNSYLVANIA                                    22-2781253
(State or Other Jurisdiction of Incorporation               (I.R.S. Employer
              or Organization)                            Identification Number)

                           ---------------------------

                    No. 3 Sixth Street, Frenchtown, NJ 08825
                                 (908) 996-3844
                    (Address of Principal Executive Offices)

                     ---------------------------------------

                             1995 STOCK OPTION PLAN
                                1995 NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)

                          ----------------------------

                                   Copies to:

MARC WALLACH, CHIEF EXECUTIVE OFFICER                   STEPHEN L. PALMER, ESQ.
BLUE FISH CLOTHING, INC.                                WARNER & STACKPOLE LLP
NO. 3 SIXTH STREET                                      75 STATE STREET
FRENCHTOWN, NJ  08825                                   BOSTON, MA  02109
(908) 996-3844                                          (617) 951-9211

(Name, Address and Telephone Number,
Including Area Code, of Agent For Service)

                          -----------------------------

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                        Proposed Maximum      Proposed Maximum
        Title of Securities           Amount to be     Offering Price Per    Aggregate Offering       Amount of
         to be Registered            Registered (1)        Share (2)              Price (2)        Registration Fee
- --------------------------------------------------------------------------------------------------------------------
           Common Stock,                 645,000             $7.50                 $7.50              $1,668.10
     par value $.001 per share           shares
====================================================================================================================

(1) Together with an indeterminate number of additional shares which may result from any stock split, stock dividend, or other similar adjustment of the outstanding shares of Common Stock.


(2) Estimated solely for the purpose of a calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933 on the basis of the bid and asked prices of the Common Stock of the Registrant on July 16, 1996 as reported by the Chicago Stock Exchange.





         Blue Fish Clothing, Inc. (the "Company" or the "Registrant") is registering 645,000 shares of its Common Stock, $.001 par value per share ("Common Stock"), 570,000 shares of which are reserved for issuance under the Company's 1995 Stock Option Plan (the "1995 Plan"), and 75,000 shares of which are reserved for issuance under the Company's 1995 Non-Employee Directors' Stock Option Plan (the "1995 Directors' Plan").

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         Incorporated herein by reference are the following documents of the Company previously filed with the Commission:

                (a) Prospectus dated November 13, 1995 filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") which contains audited financial statements for the Registrant's fiscal year ended December 31, 1994 and the six month period ended June 30, 1995;

                (b) The description of the Company's Common Stock contained in the Registration Statement of the Company on Form 8-A filed with the Commission on November 13, 1995, which incorporates by reference certain portions of the Company's Registration Statement on Form SB-2 (Registration No. 33-97418, as amended) filed with the Commission on September 27, 1995 (the "Registration Statement on Form SB-2"); and

                (c) Annual Report of the Company on Form 10-KSB for the fiscal year ending December 31, 1995 and filed with the Commission on April 12, 1996.

                (d) Quarterly Reports of the Company on Form 10-QSB for the quarters ended September 30, 1995 and March 31, 1996 and filed with the Commission on December 28, 1995 and May 20, 1996, respectively.

         Any documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not Applicable.

                                      II-1



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Article IV, paragraph (c)(1) of the Company's By-laws provides that a director shall not be personally liable, as such, for monetary damages
(including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expenses of any nature, including, without limitation, attorneys' fees and disbursements), for any action taken, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Pennsylvania Business Corporation Law (or any successor provision); and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this paragraph (c)(1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacity provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudicated to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article VII of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the PBCL.

         Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                                      II-2



         As authorized by Section 1747 of the PBCL and Article VII of the Company's By-Laws, the Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance coverage for the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not Applicable.

ITEM 8.  EXHIBITS
         --------

         See list of Exhibits in the Exhibit Index.

ITEM 9.  UNDERTAKINGS
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or

                                      II-3



controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frenchtown in the State of New Jersey, on the 19th day of July, 1996.


                                        BLUE FISH CLOTHING, INC.



                                        By: /s/ Jennifer Barclay
                                           -------------------------------------
                                           Jennifer Barclay
                                           Chairman and President
                                           (Principal Executive Officer)

                                      II-4



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jennifer Barclay, Marc Wallach and Richard Swarttz, and each of them, (with full power of each of them to act alone) as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to sign this Registration Statement and any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do anything else necessary and proper in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                     TITLE                                 DATE
                  ---------                                     -----                                 ----

/s/ Jennifer Barclay                                 Chairman of the Board and President              July 19, 1996
- --------------------------------------------         (Principal Executive Officer)
   JENNIFER BARCLAY


/s/ Marc Wallach                                     Chief Executive Officer and Director             July 19, 1996
- --------------------------------------------
   MARC WALLACH

/s/ Richard Swarttz
- --------------------------------------------         Chief Financial Officer                          July 19, 1996
   RICHARD SWARTTZ                                   (Principal Financial and Accounting Officer)


/s/ Ben Cohen                                        Director                                         July 19, 1996
- --------------------------------------------
   BEN COHEN


/s/ Gary Hirshberg                                   Director                                         July 19, 1996
- --------------------------------------------
   GARY HIRSHBERG

                                      II-5



                         FORM S-8 REGISTRATION STATEMENT

                            BLUE FISH CLOTHING, INC.

                                  EXHIBIT INDEX
                                  -------------



Exhibit
  No.                              Description of Exhibit
  ---                              ----------------------
4.1*                        Restated Articles of Organization

4.2*                        Bylaws, as amended

4.3*                        Registrant's 1995 Stock Option Plan

4.4*                        Registrant's 1995 Non-Employee Directors'
                            Stock Option Plan

5 Opinion of Warner & Stackpole LLP (filed herewith)

23.1                        Consent of Arthur Andersen LLP (filed
                            herewith)

23.2 Consent of Warner & Stackpole LLP (included in Exhibit 5)

24 Power of Attorney of officers and directors of the Registrant (included in the signature page hereto)


- ---------------------
* Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-97418) or amendments thereto and incorporated herein by reference.

                                      II-6